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                                                                    Exhibit 22.1
                                                                    ------------
                             Material Subsidiaries
                             ---------------------

                                  Country or State        Name(s) Under Which
       Name of Subsidiary         of Incorporation      Subsidiary Does Business
       ------------------         ----------------      ------------------------

1. Hamilton - Stevens Group, Inc.     Delaware                  Hamilton
                                                              Hamilton Tool
                                                                 Stevens

2. Zerand-Bernal Group, Inc.          Delaware                   Zerand
                                                                 Bernal
                                                          Bernal Rotary Systems

3. Post Machinery Company, Inc.       Delaware                    Post
                                                          Post Machinery Company

4. Stevens Security Systems, S.A.      France

5. Printing & Packaging                Texas
     Equipment Finance Corp.

6. Stevens Security Systems           Delaware
     International, Inc.

7. Societe Specialisee dans            France                     SSMI
     le Materiel d'Imprimerie